Exhibit 99.1

RCN Announces New General Counsel

HERNDON, VA - April 5, 2006 - RCN Corporation (NASDAQ: RCNI), a leading provider of triple play cable, high-speed internet and phone services, today announced the addition of Benjamin R. Preston who will serve as RCN’s Senior Vice President and General Counsel.

“We are pleased to welcome Ben to RCN’s senior management team,” said RCN President and CEO Peter Aquino. “His experience and expertise are a valuable asset for us and we look forward to his counsel and guidance.”

Preston joins RCN from XO Communications, Inc., where he was principal counsel, corporate development & finance, responsible for mergers and acquisitions, as well as all corporate and securities law matters. He was also primary counsel to XO’s fixed broadband wireless operating unit.

Prior to XO, Preston practiced corporate and securities law at Sidley
Austin LLP. He holds a JD from the Georgetown University Law Center and an MBA from the Georgetown University McDonough Graduate School of Business.

About RCN Corporation -- RCN Corporation, http://www.rcn.com, is one of the largest facilities-based competitive providers of bundled cable, high-speed internet and phone services delivered over its own fiber-optic local network to residential customers in the most densely populated markets in the U.S. RCN Business Solutions is a growing business that also provides bulk video, high-capacity and voice services to business customers. RCN provides service in the Boston, New York, Eastern Pennsylvania, Washington, D.C., Chicago, San Francisco and Los Angeles metropolitan markets. (RCNI-G)